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                                                                   EXHIBIT 10.72

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, among Workflow Management, Inc. ("WMI"), iGetSmart.com, Inc. ("iGetSmart"), and Thomas B. D'Agostino, Jr. (the "Employee"), is effective as of May 1, 2001 (the "Amendment").

                              Background Statement

     iGetSmart and the Employee are parties to that certain Employment Agreement, dated March 20, 2000 (the "Employment Agreement"). WMI also desires to employ Employee and to have the benefit of his skills and services, and Employee desires to be employed with WMI as well as iGetSmart, on the terms and conditions set forth herein. Accordingly, iGetSmart, WMI and the Employee desire to amend the Employment Agreement subject to the terms and conditions set forth herein.

     NOW, THEREFORE, it is agreed:

1. Section 1 of the Employment Agreement is deleted in its entirety and replaced with the following:

          1.  Employment; Term.  iGetSmart and WMI hereby employ Employee to
              ----------------
     perform the duties described herein, and Employee hereby accepts employment with iGetSmart and WMI, for a term beginning on the date hereof and continuing for a period of four (4) years (the "Initial Term"). The Initial Term shall be renewed for additional periods of one (1) year each (the "Renewal Periods" and together with the Initial Term, the "Term") unless iGetSmart or WMI provides written notice to Employee, or Employee provides written notice to iGetSmart or WMI, in either case no less than ninety (90) days prior to the expiration of the Initial Term or of a Renewal Period, whichever is applicable, that such renewal will not be made.

2. Section 2 of the Employment Agreement is deleted in its entirety and replaced with the following:

          2.  Position and Duties.  iGetSmart and WMI hereby employ Employee as
              -------------------
     President and Chief Executive Officer of iGetSmart and President of the Workflow Solutions Division of WMI. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President and Chief Executive Officer of iGetSmart and of a President of Workflow Solutions Division and assigned to Employee by the Board of Directors of the Company (the "Board"). Employee will report directly to the Chairman and Chief Executive Officer of WMI. All references hereinafter to the "Company"
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     shall be deemed to include iGetSmart and WMI. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his professional time, attention, and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

3. Section 3(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

     (a) Base Salary. The base salary payable to Employee shall be $344,500 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less often than monthly. On at least an annual basis, the Board of Compensation Committee will review Employee's performance and may make any increases to such base salary if, in its sole discretion, any such increase is warranted.

4.   The Company's address under Section 15 (Notice.) is deleted in its entirety
                                            ------
and replaced with the following:

     Workflow Management, Inc.
     241 Royal Palm Way
     Palm Beach, FL 33480
     Fax: (561) 659-7793
     Attn: Vice President of Legal Affairs

5. Exhibit A of the Employment Agreement is deleted in its entirety and replaced with the following:

     INCENTIVE BONUS PLAN
     --------------------

     Under WMI's Incentive Bonus Plan, Employee will be eligible to earn up to 100% of Employee's base salary in bonus compensation, payable out of a bonus pool determined by the Board of WMI or a compensation committee thereof, depending upon the achievement of specified criteria and payable in the form of cash, stock options, or other non-cash awards, in such proportions, and in such forms, as are determined by the Board of WMI or a compensation committee thereof. Seventy-five percent (75%) of Employee's bonus will be based on WMI's performance, measured against target performance levels established by the Board of WMI or such compensation committee, and twenty-five percent (25%) of Employee's bonus will be based on Employee's individual performance. In addition to the foregoing in order to reward extraordinary performance and exceptional results of WMI, the Board of WMI or a compensation committee thereof may declare and pay bonus compensation to Employee in excess of 100% of Employee's base salary which may be payable in the form of cash, stock

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     options, or other cash awards, in such proportions, and in such forms, as are determined by the Board of WMI or a compensation committee thereof.

6. WMI shall be deemed to be a party under the Employment Agreement pursuant to the terms of this Amendment.

7. All other provisions of the Employment Agreement shall continue in full force and effect without further modification.

     The undersigned have executed this Amendment as of the effective date set forth above.


                                   WORKFLOW MANAGEMENT, INC.



                                   _______________________________________
                                   Thomas B. D'Agostino, Sr., Chairman and
                                   Chief Executive Officer


                                   IGETSMART.COM, INC.



                                   _______________________________________
                                   Thomas B. D'Agostino, Sr., Chairman


                                   Employee:
                                   ---------


                                   ________________________________________
                                   Thomas B. D'Agostino, Sr.

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